EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (the “Agreement”) is entered into by and between the following Parties effective as of November 14, 2007.

Pledgee:	Trans Pacific Shipping Ltd. (“Party A”)
Registered address: Rm. 1208b Tower D Qingye Building, No.9
Wangjingbeilu, Chaoyang District, Beijing

Pledgor:	CAO Lei (“Party B-1”)
ID No. 110101196402032035
Address: Room 5-A-602, Fangchengyuanyiqu, Fengtai District, Beijing

ZHANG Mingwei (“Party B-2”)
ID No. 120106195311010016
Address: Room 21-304,707 Suo, the Third Avenue, Dingzigu, Hongqiao
District, Tianjin

WHEREAS, Party A is a wholly foreign-owned enterprise duly established and valid existing in Beijing under the laws of the People’s Republic of China (the “PRC”). Party A and Sino-Global Shipping Agency Ltd. (“Sino-Global”), owned by Parties B and C, entered into an Exclusive Technical Consulting and Service Agreement effective as of November 14, 2007 (the “Service Agreement”).

WHEREAS, Party B-1 and Party B-2, citizens of the PRC, collectively hold 100% equity interest of Sino-Global, a limited liability company duly established and valid existing in Beijing under the laws of the PRC.

WHEREAS, in order to ensure that Party A collects technical consulting and service fees from Sino-Global, each of Party B-1 and Party B-2 are willing to pledge all of their equity interests in Sino-Global to Party A as security.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless it is otherwise stipulated, for the purpose of this Agreement, the following terms shall have the following meanings:

“Pledge” means the full meaning assigned to that term in Article II of this Agreement.

“Equity Interest” means the 100% equity interest in Sino-Global collectively held by Party B-1 and Party B-2.

“Rate of Pledge” means the ratio between the value of the Pledge under this Agreement to the technical consulting and service fees under the Service Agreement.

“Term of Pledge” means the period provided for under Article III(b) hereunder.

“Service Agreement” has the meaning ascribed to it in Recital 1 above.

“Event of Default” means any event in accordance with Article VII hereunder.

“Notice of Default” means the notice of default issued by Party A in accordance with this Agreement.

ARTICLE II

PLEDGE

(a) Each of Party B-1 and Party B-2 agrees to pledge all of its portion of the Equity Interest as security for the payment of technical consulting and service fees payable to Party A under the Service Agreement (the “Pledge”).

(b) Party A shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the Equity Interest pledged by Party B-1 and Party B-2 to Party A.

ARTICLE III

RATE OF PLEDGE AND TERM OF PLEDGE

(a) The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

(b) The Term of Pledge:

(i) The Pledge shall take effect as of the date that the Pledge is recorded in the register of shareholders of Sino-Global. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof unless earlier terminated as set forth in this Agreement or upon mutual agreement of the Parties hereto.

(ii) This Agreement may be extended prior to termination for one or more twenty-five (25) year terms upon written notice by Party A, provided such extension is permitted by law. The parties will cooperate to renew this Agreement if such renewal is legally permitted at the time.

(iii) During the term of Pledge, Party A shall be entitled to foreclose on the Pledge in accordance with this Agreement in the event that Sino-Global fails to pay exclusive technical consulting and service fees in accordance with the Service Agreement.

(c) Except as otherwise provided hereunder, Party A shall be entitled to exercise, dispose of or assign the Pledge in accordance with this Agreement.

ARTICLE IV

PHYSICAL POSSESSION OF DOCUMENTS

(a) During the term of Pledge, Party A shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of Sino-Global. Party B-1 and Party B-2 shall deliver the Contribution Certificate and the register of shareholders hereunder to Party A within one week after the date of this Agreement.

(b) Party A shall be entitled to collect any dividends from the Equity Interest during the term of the Pledge.

ARTICLE V

REPRESENTATION AND WARRANTIES OF PARTY B-1 AND PARTY B-2

(a) Party B-1 and Party B-2 collectively own 100% of the Equity Interest.

(b) Except as otherwise provided hereunder, Party B-1 and Party B-2 shall not interfere with exercise of Party A’s rights in accordance with this Agreement.

ARTICLE VI

COVENANTS OF PARTY B-1 AND PARTY B-2

(a) During the term of this Agreement, each of Party B-1 and Party B-2 covenants to Party A as follows:

(i) Except for the transfer of the Equity Interest by Party B-1 and Party B-2, as contemplated by the Exclusive Equity Interest Purchase Agreement entered into by and among Party B-1, Party B-2 and Sino-Global, Party B-1 and Party B-2 shall not transfer or assign the Equity Interest or create or permit to be created any pledge which may have an adverse affect on the rights or benefits of Party A without prior written consent from Party A.

(ii) Party B-1 and Party B-2 shall: comply with all laws and regulations with respect to the right of pledge; present Party A any notices, orders or suggestions relating to the Pledge issued or made by the competent authority; and comply with such notices, orders or suggestions or object to the foregoing matters at the reasonable request of Party A or with the written consent of Party A.

(iii) Party B-1 and Party B-2 shall timely notify Party A of any events or the receipt of any notice which may affect the Equity Interest, which may change any of Party B-1’s or Party B-2’s covenants and obligations under this Agreement or which may affect the performance of Party B-1 or Party B-2 under this Agreement.

(iv) Other than as noted in this Agreement, neither Party B-1 nor Party B-2 shall pledge or otherwise encumber the Equity Interest to any other person except for Party A.

(b) Party B-1 and Party B-2 agree that Party A’s right to exercise the Pledge shall not be suspended or hampered through legal procedure instituted by Party B-1, Party B-2, any successors of Party B-1 or Party B-2 or any person authorized by Party B-1 or Party B-2.

(c) Each of Party B-1 and Party B-2 warrants to execute in good faith and cause other parties who may have interest in the Pledge to: execute title certificates, contracts, and/or perform and cause other parties who have interests to take action as required by Party A and provide access to exercise the rights and authorization vested in Party A under this Agreement; execute all the documents with respect to the Equity Interest; and promptly provide all the notices, orders and decisions (as referenced above) related to the Equity Interest to Party A.

(d) Each of Party B-1 and Party B-2 warrants that each will comply with and perform all the guarantees, covenants, agreements, representations and conditions hereunder for the benefits of Party A. Each of Party B-1 and Party B-2 shall compensate Party A losses suffered in the event that Party B-1 or Party B-2 does not perform or fully perform its guarantees, covenants, agreements, representations and conditions hereunder.

ARTICLE VII

EVENTS OF DEFAULT

(a) The events listed below shall be deemed as an event of default:

(i) Failure by Sino-Global to make full payment of the exclusive technical consulting and service fees as provided under the Service Agreement.

(ii) The making of any material misleading or fraudulent representations or warranties under Article V herein by Party B-1 or Party B-2.

(iii) The violation by Party B-1 or Party B-2 of the covenants under Article VI herein.

(iv) The violation by Party B-1 or Party B-2 of any terms or conditions hereof.

(v) The waiver by Party B-1 or Party B-2 of the pledged Equity Interest or the transfer or assignment by Party A or Party B-1 of the pledged Equity Interest without prior written consent of Party A, except as provided in Article VI(a)(i) in this Agreement.

(vi) The acceleration of any loan, security, compensation, covenants or other compensation liabilities of Party B-1 or Party B-2.

(vii) Party A’s reasonable belief that Party B-1 or Party B-2 is incapable of performing under this Agreement.

(viii) The insolvency of Party B-1 or Party B-2.

(ix) The determination by relevant legal authorities that the performance of this Agreement is illegal.

(x) The withdrawal, suspension, invalidation or material revision of any approval, permits or authorization from the competent authority of the Chinese government needed to perform or validate this Agreement.

(xi) Any adverse change in the property of Party B-1 or Party B-2 that causes Party A to reasonably deem that Party B-1 or Party B-2 may be unable to perform the obligations hereunder.

(xii) The inability or refusal by any successor or assignee of Sino-Global to pay the amounts due under Service Agreement.

(xiii) The occurrence of any other circumstances whereby Party A is incapable of exercising the right to foreclose on the Pledge.

(b) Each of Party B-1 and Party B-2 must immediately notify Party A in writing if either Party B-1 or Party B-2 is aware of any event of default or events that may reasonably lead to an event of default hereunder.

(c) Unless the event of default has been remedied to Party A’s sole and absolute satisfaction, Party A may (i) give a written notice of default to Party B-1 and Party B-2 and require Party B-1 and Party B-2 to immediately make full payments of the outstanding technical consulting and service fees under the Service Agreement and other payables or (ii) foreclose on the Pledge in accordance with Article VIII herein.

ARTICLE VIII

EXERCISE OF THE RIGHT OF THE PLEDGE

(a) Prior to the full payment of the consulting and service fees under the Service Agreement, neither Party B-1 nor Party B-2 shall transfer or assign the Equity Interest without prior written approval from Party A.

(b) Party A shall give notice of default to Party B-1 and Party B-2 when Party A exercises the right of pledge.

(c) Subject to terms hereof, Party A may exercise the right to foreclose on the Pledge at any time following written notice of default.

(d) Party A is entitled to priority receipt in payment or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Service Agreement are fully repaid.

(e) Neither Party B-1 nor Party B-2 shall hinder Party A from foreclosing on the Pledge in accordance with this Agreement, each shall give necessary assistance so that Party A may effectively realize the value of the Pledge.

ARTICLE IX

TRANSFER OR ASSIGNMENT

(a) Neither Party B-1 nor Party B-2 shall transfer his rights or obligations hereunder without the prior written consent from Party A.

(b) This Agreement shall be binding upon and inure to the benefit of the successors of Party A, Party B-1 and Party B-2.

(c) Party A may transfer or assign his all or any rights and obligations under the Service Agreement to any person (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. To the extent Party A transfers or assigns the rights and obligations under the Service Agreement, at the request of Party A, each of Party B-1 and Party B-2 shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

(d) Upon Party A’s transfer or assignment, the new parties to the Pledge shall re-execute a Pledge contract.

ARTICLE X

TERMINATION

This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid in full and Sino-Global shall no longer undertake any obligations under the Service Agreement.

ARTICLE XI

FORMALITIES FEES AND OTHER EXPENSES

(a) Party B-1 and Party B-2, jointly and severally, shall be responsible for all fees and actual expenditures in relation to this Agreement, including, but not limited to, legal fees, cost of production, stamp tax and any other taxes and charges. If Party A pays the relevant taxes in accordance with the laws, Party B-1 and Party B-2, jointly and severally, shall fully indemnity such taxes paid by the Pledge.

(b) Party B-1 and Party B-2 shall be responsible for all fees (including, but not limited to, any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge) incurred by Party B-1 and Party B-2 as a result of the failure of Party B-1 or Party B-2 to pay any payable taxes, fees or charges in accordance with this Agreement, or as a result of the fact that Party A has recourse to any foregoing taxes, charges or fees by any means for other reasons.

ARTICLE XII

FORCE MAJEURE

(a) If the fulfillment of this Agreement is delayed or blocked due to a Force Majeure Event (as defined below), the Party affected by such a Force Majeure Event shall be free from any obligation to the extent of such delay or holdback. As used herein, the term “Force Majeure Event” shall mean any event which is out of control of each Party, and which is unavoidable or insurmountable even if the Party affected by such event has paid reasonable attention to it. A Force Majeure Event shall include, but not be limited to, government actions, nature disaster, fire, explosion, typhoons, floods, earthquakes, tide, lightning or war. However, any lack of credit, assets or financing shall not be deemed as a Force Majeure Event. The Party B-2laiming the occurrence of a Force Majeure Event shall provide the other Party with the steps of fulfilling the obligations of this Agreement.

(b) The Party affected by such a Force Majeure Event shall be free from any obligation under this Agreement so long as the Party affected by such a Force Majeure Event has made reasonable endeavors to perform the Agreement and request the exemption from the other Party. Upon termination of the Force Majeure Event, the Parties agree to use reasonable best efforts to complete the transactions contemplated by this Agreement.

ARTICLE XIII

DISPUTE SETTLEMENT

(a) This Agreement shall be governed by and construed in all respects in accordance with the PRC laws.

(b) The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within sixty (60) days of notice thereof, each Party may submit such matter to the China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to the applicable People’s Court for enforcement.

ARTICLE XIV

NOTICES

Any notice to which is given by the both Parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice shall be the time when such notice actually reaches the addressee. Where such notice is transmitted by telex or facsimile, the notice time shall be the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the date of notice shall be the next business day. The delivery place shall be the address first written above of each Party hereto or any other address provided to the other Parties in writing from time to time.

ARTICLE XV

APPENDIX

The Appendix of this Agreement as attached hereto is part of this Agreement.

ARTICLE XVI

EFFECTIVENESS

(a) This Agreement and any amendments, supplements and modifications shall be in writing and come into effect upon execution by the Parties hereto.

(b) This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above written.

Party A: Trans Pacific Shipping Ltd..

(seal)	/s/ Cao Lei
Legal Representative
	Date:	November 14, 2007

Party B-1: CAO Lei

/s/ Cao Lei
CAO Lei
	Date:	November 14, 2007

Party B-2: ZHANG Mingwei

/s/ Zhang Mingwei
ZHANG Mingwei
	Date:	November 14, 2007

APPENDIX

1.	The register of the shareholders of Sino-Global

2.	The Contribution Certificate of Sino-Global

3.	The Exclusive Technical Consulting and Service Agreement.